EXHIBIT 99.1

EMERGENT BIOSOLUTIONS ANNOUNCES PRELIMINARY 2015 FINANCIAL RESULTS, PROVIDES 2016 FINANCIAL OUTLOOK, AND OUTLINES NEW FIVE-YEAR (2016-2020) STRATEGIC GROWTH PLAN

•	2015 Preliminary Estimates:
o	Total revenues of $520 to $525 million, a 16% increase over 2014 (at midpoint)
o	GAAP net income of $60 to $64 million, a 69% increase over 2014 (at midpoint)
o	Adjusted net income of $73 to $77 million, a 38% increase over 2014 (at midpoint)
o	EBITDA of $130 to $134 million, a 43% increase over 2014 (at midpoint)
o	Year-end cash of approximately $310 million

•	2016 Forecast:
o	Total revenues of $600 to $630 million
o	GAAP net income of $75 to $85 million
o	Adjusted net income of $90 to $100 million
o	EBITDA of $150 to $160 million

•	2020 Key Financial and Operational Goals:
o	Annual revenue of $1B
o	>10% of revenue from ex-US markets
o	Net income CAGR of >20%
o	Six products in clinical or advanced development, with at least three being dual use, prioritizing those with third party funding

GAITHERSBURG, MD, January 11, 2016— Emergent BioSolutions Inc. (NYSE: EBS) today announced preliminary unaudited 2015 financial results and provided guidance for 2016. The company also provided an overview of the key financial and operational goals to be achieved by year end 2020 through its next five-year strategic growth plan.

Daniel J. Abdun-Nabi, president and CEO of Emergent BioSolutions, said, "Having successfully implemented our 2012-2015 growth plan and delivered financial results in excess of our expectations, we are well-positioned for continued success and growth. Looking ahead we will remain focused on addressing the growing public health threats market and will build on our momentum to achieve our newly established 2020 goals of $1B in revenue, generating more than 10% of our revenue from ex-US markets, six products in clinical or advanced development with a focus on products supported by third party funding, and a five-year net income CAGR of >20%. We continue to strive toward our vision of protecting and enhancing 50 million lives by 2025."

(I)	Preliminary Full Year 2015 Results (unaudited)

Revenue
For full year 2015, the company anticipates total revenues of $520 to $525 million, the midpoint of which represents a 16% increase over 2014. This growth is driven by continued robust BioThrax sales, accounting for approximately $294 million.

Net Income (GAAP and Non-GAAP)
For full year 2015, the company anticipates GAAP net income of $60 to $64 million, or $1.27 to $1.35 per diluted share, the midpoint of which represents a 69% increase over 2014. On a non-GAAP basis, the company anticipates full year 2015 adjusted net income of $73 to $77 million, or $1.54 to $1.63 per diluted share, the midpoint of which represents a 38% increase over 2014 (see "Reconciliation of GAAP Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table). This growth reflects the continued strength and contribution from BioThrax sales as well as ongoing initiatives to control spending and increase operating efficiencies across the Biodefense and Biosciences divisions.

Cash and Cash Equivalents
For the full year 2015, the company anticipates cash and cash equivalents at year end of approximately $310 million.

Note
The preliminary 2015 financial results are subject to revision and will be finalized upon the completion of the company's external audit, which is anticipated in late February 2016. Once the external audit is completed, the company may report financial results that could differ, and the differences could be material.

(II)	2016 Financial Outlook

Full Year 2016
For the full year of 2016, the company forecasts total revenues of $600 to $630 million, driven by growth in BioThrax sales which are anticipated to be between $305 to $320 million, continued domestic and international sales of the other Biodefense division products, and continued robust development funding through contracts and grants revenues. The company also forecasts full year 2016 GAAP net income of $75 to $85 million, non-GAAP adjusted net income of $90 to $100 million, and EBITDA of $150 to $160 million (see "Reconciliation of GAAP Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table).

The company's outlook for 2016 includes the impact of a successful spin-off of Aptevo Therapeutics in mid-2016 and continuous delivery of BioThrax to the CDC under an anticipated follow-on, multi-year procurement contract, but does not include any estimates for BioThrax deliveries from Building 55, the company's large scale BioThrax manufacturing facility, or any estimates for potential new corporate development or other M&A transactions.

Q1 2016
For the first quarter of 2016, the company anticipates total revenues of $105 to $120 million.

(III)	2016-2020 Strategic Growth Plan

The company announced today a growth plan that is intended to advance its mission by expanding and diversifying its business as measured by achieving the following goals by December 31, 2020:

•	Annual revenue of $1B
•	>10% of revenue from ex-US markets
•	Net income CAGR (2016-2020) of >20%
•	Six products in clinical or advanced development, with at least three being dual use and prioritizing those with third party funding.

To achieve the goals of the growth plan, the company intends to leverage its core competencies in government relations, medical countermeasure development, quality manufacturing, strategic acquisitions, and financial discipline to execute on the following key strategies:

•	Expanding its leadership positions in the public health threats market
•	Developing innovative products in partnership with governments and NGOs
•	Growing through revenue generating and accretive business and product acquisitions
•	Delivering attractive net income growth
•	Enhancing culture to create a sustainable competitive advantage

(IV)	Reconciliation of GAAP Net Income to Adjusted Net Income and EBITDA

This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of GAAP Net Income to Adjusted Net Income

	Twelve Months Ended December 31,
($ in millions)	2016 (Forecast)	2015 (Estimated)	2014 (Actual)	Source
GAAP Net Income	$75.0 to $85.0	$60.0 to $64.0	$36.7	NA
Adjustments:
Acquisition-related costs (transaction & integration)	9.0	6.0	8.1	SG&A
Non-cash amortization charges	10.0	11.0	9.5	COGS, SG&A, Other Income
Write-off of syndicated loans	--	--	1.8	Other Income
Impact of purchase accounting on inventory step-up	2.0	1.0	3.0	COGS
Restructuring and other	--	1.0	2.6	SG&A
Tax effect	(6.0)	(6.0)	(7.5)	NA
Total Adjustments	15.0	13.0	17.5	NA
Adjusted Net Income	$90.0 to $100.0	$73.0 to $77.0	$54.2	NA

Reconciliation of GAAP Net Income to EBITDA

	Twelve Months Ended December 31,
($ in millions)	2016 (Forecast)	2015 (Estimated)	2014 (Actual)	Source
GAAP Net Income	$75.0 to $85.0	$60.0 to $64.0	$36.7	NA
Adjustments:
+ Depreciation & Amortization	37.0	36.0	31.0	COGS, SG&A, R&D
+ Provision For Income Taxes	32.0	27.0	16.3	Income Taxes
+ Total Interest Expense	6.0	7.0	8.2	Other Income
Total Adjustments	75.0	70.0	55.5	NA
EBITDA	$150.0 to $160.0	$130.0 to $134.0	$92.2	NA

PRESENTATION WEBCAST
The company will outline the 2016-2020 strategic growth plan in detail during their presentation at the 34th Annual J.P. Morgan Healthcare Conference on January 11, 2016. Additionally, the company will discuss preliminary 2015 financial results, recap the accomplishments from its previous three-year growth plan, and provide a 2016 financial outlook.

A live webcast of the presentation can be accessed through Emergent's website. Visit www.emergentbiosolutions.com and select the "Investors" section. An on-demand replay of the webcast can also be accessed in the investors section after the presentation has concluded.

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. We also develop and commercialize therapeutics and other specialty products for hospitals and clinics in the areas of hematology/oncology, transplantation, infectious diseases and autoimmune disorders. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us on twitter: @emergentbiosolu.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, the planned spin-off of our biosciences business, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including whether the planned spin-off of the biosciences business is completed, as expected or at all, and the timing of any such spin-off; whether the conditions to the spin-off can be satisfied; whether the operational, marketing and strategic benefits of the spin-off can be achieved; whether the costs and expenses of the spin-off can be controlled within expectations; appropriations for BioThrax procurement; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into and maintain selective collaboration arrangements; the timing of and our ability to achieve milestones in out-license and collaboration contracts; our ability to expand our manufacturing facilities and capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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